UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On June 28, 2016, AERT, Inc.  held its annual meeting of stockholders.  The following nominees were re-elected to the board of directors:  Randall D. Gottlieb, Timothy D. Morrison, and Vernon J. Richardson, and will serve for a period of one year.

In addition, the stockholders voted on the proposal to retain HoganTaylor LLP as the independent accountants of the Company for the year ended December 31, 2016.

The voting results are as follows and does not include 32,213,056 broker non-votes.

Total Votes Cast:		For	Against	Withheld/Abstain	Total
Prop 001 - Directors	Randall Gottlieb	295,300,319	--	837,807	296,138,126
	Timothy Morrison	295,758,411	--	379,715	296,138,126
	Vernon Richardson	295,307,198	--	830,928	296,138,126

Prop 002 – HoganTaylor
LLP as Accountants		325,528,131	4,144,469	88,582	329,761,182

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

Date: July 1, 2016	By:	/s/ Timothy D. Morrison
Timothy D. Morrison
Chairman and Chief Executive Officer